Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We hereby consent to the incorporation by reference in the Registration Statements No.'s 333-75904, 333-86871, 333-61905, 333-22499 and 333-43305 each on Form S-8 of our report dated September 24, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning substantial doubt about the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Windswept Environmental Group, Inc. for the year ended June 28, 2005.

/s/ Deloitte & Touche LLP

Jericho, New York
September 30, 2005